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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary companies of the Registrant as of March 1, 2000 are listed below. With respect to the companies named, all voting securities are owned directly or indirectly by the Registrant, except where otherwise indicated.

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                                                                  INCORPORATED        OWNED BY
                                                                      UNDER           IMMEDIATE
                            NAME                                     LAWS OF           PARENT
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
Infinity Broadcasting Corporation                                   Delaware            65.20
  Infinity Media Corporation(1)                                     Delaware           100.00
     TDI Worldwide, Inc.(2)                                         Delaware           100.00
       TDI Metro Limited                                             Ireland           100.00
          Metro Poster Advertising Ltd.                              Ireland           100.00
          Roadshow Advertising Ltd.                                  Ireland           100.00
       TDI Holdings Limited(3)                                         UK              100.00
          LDI Limited                                                  UK              100.00
            TDI Advertising Limited(4)                                 UK              100.00
               TDI Mail Holdings Limited(5)                     Northern Ireland        75.00
  Infinity Outdoor, Inc.(6)                                         Delaware           100.00
     Mediacom, Inc.                                                  Canada            100.00
     Outdoor Systems Mexico, S.A. de C.V.(7)                         Mexico            100.00
  Spark Network Services, Inc.                                      Delaware           100.00
  CBS Radio Inc.(8)                                                 Delaware           100.00
     Radio Data Group, Inc.                                         Virginia            56.00
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(1) Infinity Media Corporation is also the parent company of 54 wholly-owned subsidiaries which consist primarily of radio stations operations, all of which are incorporated in the United States.

(2) TDI Worldwide, Inc. is also the parent company of six wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in the United States.

(3) TDI Holdings Limited is also the parent company of five wholly-owned subsidiaries which consist primarily of outdoor and transit advertising operations, all of which are incorporated in the Netherlands.

(4) TDI Advertising Limited is also the parent company of six wholly-owned outdoor and transit advertising companies and franchises, all of which are incorporated in the United Kingdom.

(5) TDI Mail Holdings Limited is also the parent company of three wholly-owned outdoor and transit advertising companies, of which 2 are incorporated in the United Kingdom and one in the U.S. Virgin Islands.

(6) Infinity Outdoor, Inc. is also the parent company of 16 wholly-owned outdoor advertising companies, all of which are incorporated in the United States.

(7) Outdoor Systems Mexico, S.A. de C.V. is also the parent company of three wholly-owned outdoor advertising companies, all of which are incorporated in Mexico.

(8) CBS Radio Inc. is also the parent company of 15 wholly-owned subsidiaries, which consist primarily of radio station operations, all of which are incorporated in the United States.